                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              YURIE SYSTEMS, INC.
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11:


      1  Title of each class of securities to which transaction applies:

      2  Aggregate number of securities to which transaction applies:

      3 Per unit price or other underlying transaction computed pursuant to Exchange Act Rule 0-11:

      4  Proposed maximum aggregate value of transaction:

      5  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

      1  Amount Previously Paid:

      2  Form, Schedule or Registration Statement No.:

      3  Filing Party:

      4  Date Filed:

                              YURIE SYSTEMS, INC.
                            8301 Professional Place
                           Landover, Maryland 20785

                                 May 23, 1997

Dear Stockholder:

  You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Yurie Systems, Inc., which is Yurie's first annual meeting of stockholders as a public company, to be held on Thursday, June 26, 1997, at 10:30 a.m., at the executive offices of Yurie Systems, Inc., 8301 Professional Place, Landover, Maryland 20785.

  At the meeting, we will review Yurie's activities since its public offering, as well as the outlook for 1997. The Secretary's formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to be acted upon at the meeting.

  We hope that you will be able to attend the meeting in person. However, whether or not you plan to be present, please sign and return your proxy as soon as possible so that your vote will be counted.

                                          Sincerely,

                                          Jeong H. Kim
                                          Chairman of the Board and
                                           Chief Executive Officer

                              YURIE SYSTEMS, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

  The 1997 Annual Meeting of Stockholders of Yurie Systems, Inc., a Delaware corporation (the "Company"), will be held at the executive offices of Yurie Systems, Inc., 8301 Professional Place, Landover, Maryland, on Thursday, June 26, 1997, at 10:30 a.m., for the following purposes:

    1. To elect two directors for terms ending at the 2000 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

    2. To approve the Company's Amended and Restated 1996 NonStatutory Stock Option Plan.

    3. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP, independent public accountants, as independent auditors for the Company for the fiscal year ending December 31, 1997.

    4. To transact such other business as may properly come before the meeting.

  Stockholders of record as of the close of business on May 19, 1997 will be entitled to vote at the meeting.

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERY TO THE COMPANY OF A SUBSEQUENTLY EXECUTED PROXY OR A WRITTEN NOTICE OF REVOCATION OR BY VOTING IN PERSON AT THE MEETING.

                                          By order of the Board of Directors,


                                          John J. McDonnell
                                          Secretary

May 23, 1997

                              YURIE SYSTEMS, INC.
                            8301 PROFESSIONAL PLACE
                           LANDOVER, MARYLAND 20785

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 26, 1997

  This proxy statement is furnished to stockholders of Yurie Systems, Inc., a Delaware corporation ("Yurie" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board" or "Board of Directors") for use at the 1997 Annual Meeting of the Stockholders to be held at 10:30 a.m., local time, on Thursday, June 26, 1997, at the principal executive office of Yurie Systems, Inc., 8301 Professional Place, Landover, Maryland, and any adjournments thereof.

  Stockholders of record as of the close of business on May 19, 1997 will be entitled to vote at the meeting or any adjournments thereof. As of the record date, May 19, 1997, the Company had outstanding 24,657,096 shares of Common Stock, par value $.01 per share ("Common Stock"), each entitled to one vote on all matters to be voted upon. This proxy statement, the accompanying form of proxy and the Company's annual report to stockholders for the fiscal year ended December 31, 1996 are being mailed on or about May 23, 1997 to each stockholder entitled to vote at the Annual Meeting. Shares can be voted at the Annual Meeting only if the stockholder is present in person or represented by proxy.

  Dr. Jeong H. Kim, Chairman of the Board of Directors and Chief Executive Officer of the Company, is the beneficial owner of approximately 60.9% of the outstanding shares of Common Stock of the Company. As a result, Dr. Kim has the ability to approve all corporate actions requiring stockholder approval, including the election of two directors being voted on at the Annual Meeting of Stockholders. Dr. Jeong H. Kim has indicated that he will vote his shares in accordance with the recommendations of the Board of Directors.

                       VOTING AND REVOCATION OF PROXIES

VOTING

  If the enclosed proxy is executed and returned in time and not revoked, all shares represented thereby will be voted. Each proxy will be voted in accordance with the stockholder's instructions. If no such instructions are specified, signed proxies will be voted FOR the election of each person nominated for election as a director, FOR the adoption of the Amended and Restated 1996 NonStatutory Stock Option Plan and FOR the ratification of the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 1997.

  The holders of a majority of the shares of Common Stock entitled to vote at the meeting, present in person or by proxy, constitutes a quorum. Assuming a quorum is present, the affirmative vote by the holders of a plurality of the votes cast at the meeting will be required for the election of directors; and the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote thereon will be required to act on all other matters to come before the meeting, including the proposed adoption of the Amended and Restated 1996 NonStatutory Stock Option Plan and ratification of the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for the Company. The Board of Directors will appoint an Inspector of Elections to tabulate the votes. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included; abstentions and broker non-votes are excluded. Accordingly, with respect to the election of directors, abstentions and broker non-votes will have no effect on the outcome. For purposes of determining whether the affirmative vote of a majority of the shares present at the meeting and entitled to vote has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote. Accordingly, with respect to any matter other than the election of directors, abstentions will have the effect of a vote "against" the matter and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve the majority vote.

REVOCATION

  A stockholder giving a proxy may revoke it at any time before it is voted by delivery to the Company of a subsequently executed proxy or a written notice of revocation. In addition, returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so.

                  MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Board of Directors consists of three classes, with three directors in Class I, and two directors in each of Class II and Class III. Directors hold office for staggered terms of three years and until their successors have been duly elected and qualified. One of the three classes will be elected each year at the Annual Meeting of Stockholders to succeed the directors whose terms are ending.

  Two directors in Class III are to be elected at the 1997 Annual Meeting and proxies cannot be voted for more than two nominees. The directors so elected will hold office as directors until the 2000 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The directors in Class I and Class II are serving terms ending at the Annual Meeting of Stockholders in 1999 and 1998, respectively.

  Information concerning nominees for terms ending at the 2000 Annual Meeting of Stockholders is set forth below, followed by information concerning directors in Classes I and II. Unless otherwise directed, proxies in the accompanying form will be voted FOR the nominees listed below. If any one or more of the nominees is unable to serve for any reason or withdraws from nomination, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors. The Board has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination. All of the nominees are presently serving as directors of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE

NOMINEES FOR CLASS III DIRECTORS (TERM ENDING IN 2000)

  Dr. Jeong H. Kim, age 36, is the founder of Yurie and has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since April 1996; Chief Executive Officer and Director since the Company's inception in February 1992; and President from its inception until March 1996. From 1990 to 1993, Dr. Kim served as Senior Project Engineer with AlliedSignal Technical Services Corporation, a subsidiary of AlliedSignal Inc. Previously, he served as an Engineering Consultant with SFA, Inc., a U.S. Department of Defense contractor and as a Nuclear Submarine Officer in the U.S. Navy. Dr. Kim holds a Ph.D. in Reliability Engineering from the University of Maryland, and an M.S. in Technical Management and a B.E.S. in Electrical Engineering and Computer Science from The Johns Hopkins University.

  Dr. Herbert Rabin, age 68, has served as a Director of the Company since 1995. Dr. Rabin is Director of the Engineering Research Center and Associate Dean of the College of Engineering at the University of Maryland, where he has been Professor of Electrical Engineering since 1983. He was Deputy Assistant Director of Research at the Naval Research Laboratory from 1971 through 1983 and Associate Director of General Research Corporation International and the National Technological University. Mr. Rabin holds a Ph.D., an M.S. and a B.S. in Physics from the University of Maryland, the University of Illinois and the University of Wisconsin, respectively.

CONTINUING DIRECTORS

 Class II Directors (Term Ending in 1998)

  Kwok L. Li, age 39, has served as President and Chief Operating Officer of the Company since March 1996, a Director since 1995, and Executive Vice President and Chief Technical Officer from August 1994 through March 1996. Mr. Li was employed by Yurie on a part-time basis from its inception in 1992 through August 1994. From 1991 to 1994, Mr. Li was Director of Strategic Planning at WilTel, Inc., an interexchange carrier, and from 1988 to 1991, he was Manager of Fiber Access Systems Development for Bell Northern Research, Inc., a subsidiary conducting technological research and development for Northern Telecom Limited. Mr. Li is a significant shareholder of Splitrock Services, Inc., a Texas corporation that purchases Yurie's products. Mr. Li holds a B.E.S. in Electrical Engineering from The Johns Hopkins University.

  R. James Woolsey, age 55, has served as a Director of the Company since April 1996. Mr. Woolsey served the United States as the Director of Central Intelligence from 1993 to 1995, after which he returned to the law firm of Shea & Gardner, in Washington, D.C., where he became a partner in 1979. Shea & Gardner is one of several law firms that provides legal services to the Company. Mr. Woolsey also serves as a Director of United States Fidelity & Guaranty Company and Sun Healthcare Group, Inc. Mr. Woolsey holds an L.L.B. from Yale Law School, an M.A. from Oxford University and a B.A. from Stanford University.

 Class I Directors (Term Ending in 1999)

  Barton Y. Shigemura, age 38, has served as Senior Vice President, Sales and Marketing and a Director of the Company since 1996. From 1993 to 1996, Mr. Shigemura was Vice President, Marketing & Services and an executive officer of Premisys Communications, Inc., a manufacturer of integrated access products for telecommunications service providers, and from 1990 to 1993, he was Director, Product Line Management for Northern Telecom Limited, a telecommunications equipment manufacturer. Prior to that, he served as an Area Vice President, Sales for General DataComm Industries, Inc., a provider of wide area network and telecommunications products. Mr. Shigemura holds a B.S. in Marketing and Finance from the University of Southern California.

  Kenneth D. Brody, age 53, has served as a Director of the Company since June 1996. Mr. Brody is the founding partner of Winslow Partners LLC, a private equity investment firm in Washington, D.C. From 1993 to early 1996, Mr. Brody served as President and Chairman of the Export-Import Bank of the United States. Prior to that, he was a Partner at Goldman, Sachs & Co., where he served as a member of the firm's Management Committee and founded and headed the high technology investment banking group. Mr. Brody also serves as a Director of Quest Diagnostics Incorporated, Federal Realty Investment Trust, and Alex. Brown Incorporated. Alex. Brown & Sons Incorporated, one of the representatives of the underwriters for the Company's recent initial public offering, is a wholly-owned subsidiary of Alex. Brown Incorporated. Mr. Brody holds an M.B.A. from the Harvard Business School and a B.S. in Electrical Engineering from the University of Maryland.

  Dr. William J. Perry, age 69, has served as a Director of the Company since January 1997. He served as the Secretary of Defense from 1994 to 1997, and served as Deputy Secretary of Defense from 1993 to 1994. In March 1997, Dr. Perry returned to the School of Engineering at Stanford University as a professor, where he had been a professor from 1989 to 1993, and had also served as the Chairman of Technology Strategies Alliances and as a Co-Director of Stanford's Center for International Security and Arms Control. Dr. Perry also serves as a Director of Hambrecht & Quist LLC, United Technologies Corporation and Evolutionary Technologies International Inc. Dr. Perry holds a Ph.D. in Mathematics from Penn State University and an M.S. and B.S. in Mathematics from Stanford University.

     FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

  The Board of Directors of the Company directs the management of the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Compensation Committee and the Stock Option Committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. The Company has no nominating or similar committee.

COMMITTEES OF THE BOARD--BOARD MEETINGS

  The Board of Directors of the Company held 18 meetings in 1996. Each director attended 75% or more of the aggregate of (i) meetings of the Board held during the period for which he served as a director and (ii) meetings of all committees held during the period for which he served on those committees.

  The Audit Committee's principal functions are to review the scope of the annual audit of the Company by its independent public accountants, review the annual financial statements of the Company and the related audit report of the Company as prepared by the independent public accountants, review management's selection of an independent public accounting firm each year and review audit and any non-audit fees paid to the Company's independent public accountants. The Audit Committee also reviews the audit and control practices and procedures of the Company. The Company's Chief Financial Officer generally attends Audit Committee meetings and gives reports to and answers inquiries from the Audit Committee. The Audit Committee reports its findings and recommendations to the Board of Directors. The members of the Audit Committee are Kenneth D. Brody, Herbert Rabin, and R. James Woolsey (Chairman). The Audit Committee was formed in June 1996 and held three meetings in 1996.

  The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Company's compensation policies. See the Compensation Committee Report under "Compensation of Executive Officers," below. During 1996 and through May 1997, the members of the Compensation Committee were Kenneth D. Brody, R. James Woolsey, and Herbert Rabin (Chairman). The Compensation Committee was formed in June 1996 and held no meetings during 1996. In May 1997, R. James Woolsey stepped down as a member of the Compensation Committee and William J. Perry was appointed to serve as an additional member of the Compensation Committee. The current members of the Compensation Committee are Kenneth D. Brody, William J. Perry, and Herbert Rabin (Chairman).

  The Stock Option Committee is responsible for administering the Company's 1996 NonStatutory Stock Option Plan (the "Stock Option Plan") with respect to employees that are not executive officers of the Company. The Stock Option Committee was formed in order to provide timely option grants to new employees (other than executive officers and directors of the Company). The Stock Option Committee has limited authority to administer the Company's Stock Option Plan. The Compensation Committee must approve option grants to executive officers of the Company. During 1996 and through May 1997, the members of the Stock Option Committee were Jeong H. Kim, Kwok L. Li and Barton Y. Shigemura. In May 1997, Kenneth D. Brody was appointed to serve as an additional member of the Stock Option Committee. The current members of the Stock Option Committee are Jeong
H. Kim, Kwok L. Li, Barton Y. Shigemura and Kenneth D. Brody.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Mr. Woolsey, who served on the Compensation Committee from June 1996 through May 1997, is a partner in the law firm of Shea & Gardner, which is one of several law firms that performs legal work for the Company. No member of the Compensation Committee is a former or current officer of the Company, nor does any executive officer serve as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

DIRECTOR COMPENSATION

  Directors who are not employees of the Company each receive $5,000 per year for serving on the Board of Directors, and are reimbursed for their out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof. In addition, the Company's Stock Option Plan provides for automatic annual grants to "independent" directors of 5,000 stock options on June 30 of each year beginning on June 30, 1997. These options vest over a four year period. Independent directors may also receive options to purchase shares of Common Stock upon their initial appointment or election to the Board of Directors. During 1996, Dr. Rabin and Messrs. Woolsey and Brody received options to purchase 121,000, 100,000 and 75,000 shares of Common Stock, respectively, and in January 1997, Dr. Perry received options to purchase 75,000 shares of Common Stock. These directors' options have a weighted average exercise price of $2.23 and vest periodically over 4 years.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth certain information known by the Company regarding the beneficial ownership of the Company's Common Stock, as of May 19, 1997, by each beneficial owner of more than five percent of the outstanding Common Stock, by each of the Company's directors, each of the executive officers named in the Summary Compensation Table and all directors and officers of the Company as a group. To the Company's knowledge, except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, except to the extent such power may be shared with a spouse.

NAME AND ADDRESS               NUMBER OF SHARES     PERCENTAGE OF COMMON STOCK
OF BENEFICIAL OWNER (1)     BENEFICIALLY OWNED (2)      BENEFICIALLY OWNED
------------------------    ----------------------- --------------------------
                             DIRECT    INDIRECT (3)
                            ---------- ------------
Jeong H. Kim (4)........... 15,000,000        --               60.9%
Kwok L. Li (5).............  3,650,000        --               14.8
Kenneth D. Brody (4).......        --   1,018,750               4.1
Barton Y. Shigemura........      6,000    468,750               1.9
R. James Woolsey (6).......     75,000     25,000                 *
Quon S. Chow...............     50,000     25,000                 *
William F. Flynn...........        200     51,175                 *
Herbert Rabin..............        --      38,500                 *
William J. Perry...........        --         --                --
All executive officers and
 directors as a group (13
 persons).................. 18,831,200  1,679,759              77.1%

--------
* Less than 1%.
(1) Unless otherwise indicated, the address for each person in this table is c/o Yurie Systems, Inc., 8301 Professional Place, Landover, Maryland 20785.
(2) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days following May 19, 1997. For purposes of computing the percentage of outstanding shares of Common Stock held by each person named above, any shares which such person has a right to acquire within 60 days following May 19, 1997 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of another person.
(3) Represents shares granted under the Company's 1996 NonStatutory Stock Option Plan (the "Stock Option Plan") which have vested or will vest within 60 days following May 19, 1997. With respect to Mr. Brody, also includes 1,000,000 shares subject to an option to purchase such shares from Dr. Kim.
(4) Includes 1,000,000 shares subject to an option held by Mr. Brody to purchase 1,000,000 shares of Common Stock from Dr. Kim. See "Certain Transactions." For purposes of this table, Dr. Kim and Mr. Brody share beneficial ownership of these shares of Common Stock.
(5) Includes 1,000,000 shares owned by Mr. Li's spouse, as to which he disclaims beneficial ownership.
(6) Mr. Woolsey's shares are held jointly with his spouse.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's directors and executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4, and 5. During the fiscal year ended December 31, 1996, none of the officers, directors or holders of more than 10% of the Company's Common Stock were subject to Section 16(a) filing requirements.

                      COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

  Summary Compensation Table. The following table sets forth the compensation of the Chief Executive Officer and the four most highly paid executive officers of the Company who were serving as executive officers at December 31, 1996 (the "named executive officers"), for each of the fiscal years ended December 31, 1996, 1995 and 1994.

                          SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION       LONG-TERM COMPENSATION
                                ---------------------------- ------------------------
                                                                      AWARDS
                                                             ------------------------
                                                OTHER ANNUAL  RESTRICTED  SECURITIES   ALL OTHER
NAME AND                        SALARY   BONUS  COMPENSATION STOCK AWARDS UNDERLYING  COMPENSATION
PRINCIPAL POSITIONS (1)   YEAR    ($)     ($)       ($)          ($)      OPTIONS (#)     ($)
-----------------------   ----- ------- ------- ------------ ------------ ----------- ------------
Jeong H. Kim(4)           1996  200,000     --   16,616(2)           --          --          --
 Chief Executive Officer  1995  206,112 656,865  41,346(3)           --          --          --
  and Chairman of the     1994  346,235  26,870  17,715(3)
  Board of Directors                                                 --          --          --
Kwok L. Li(4)             1996  150,000     --   11,407(2)           --          --          --
 President and Chief      1995  140,851 250,077  25,962(3)    154,000(5)         --    15,940(6)
 Operating Officer        1994   52,492   3,366   5,911(3)           --          --          --
Barton Y. Shigemura       1996   89,559   5,000     308(2)           --    1,000,000    4,680(6)
 Senior Vice President,   1995      --      --         --            --          --          --
 Sales & Marketing(7)     1994      --      --         --            --          --          --
Quon S. Chow(7)           1996   62,645     --         --            --      100,000   10,222(6)
 Vice President,          1995      --      --         --            --          --          --
  Engineering             1994      --      --         --            --          --          --
William F. Flynn          1996   93,722  20,000   2,458(2)           --      100,000         --
 Vice President,          1995  107,164  10,000  11,482(3)           --          --          --
 Federal Division         1994   59,884     603   2,992(3)           --          --          --

--------
(1) Mr. Marantz, who joined the Company in August 1996, is expected to be included in the Fiscal 1997 Summary Compensation Table along with Dr. Kim and Messrs. Li, Shigemura, and Chow.
(2) For Dr. Kim and Messrs. Li and Flynn, includes the Company's contributions to their 401(k) plan of $10,000, $7,500 and $2,458, respectively. For Dr. Kim and Messrs. Li and Shigemura, also includes compensation related to their use of Company-leased vehicles in the amount of $6,616, $1,846 and $308.
(3) Includes payments for unused vacation and sick leave and the Company's contribution to pension plans.
(4) The Company has employment agreements with each of Dr. Kim and Mr. Li. See "Employment Agreements."
(5) This payment represents 4,000,000 shares of Common Stock granted to Mr. Li in March 1995, which shares vested upon their grant. The fair value of these shares was determined by the Board of Directors.
(6) Represents reimbursed relocation expenses and, for Mr. Li, applicable taxes associated with the Company's payment of such expenses.
(7) Messrs. Shigemura and Chow joined the Company in May 1996 and July 1996, respectively.

  Stock Option Grants In Last Fiscal Year. The following table sets forth the stock option grants to each of the named executive officers for fiscal 1996.

           OPTION GRANTS IN THE FISCAL YEAR ENDED DECEMBER 31, 1996





                                     INDIVIDUAL GRANTS(1)
                          ------------------------------------------  POTENTIAL REALIZABLE
                                     % OF TOTAL                         VALUE AT ASSUMED
                          NUMBER OF   OPTIONS                         ANNUAL RATES OF STOCK
                          SECURITIES GRANTED TO EXERCISE/            PRICE APPRECIATION FOR
                          UNDERLYING EMPLOYEES    BASE                   OPTION TERM(2)
                           OPTIONS   IN FISCAL    PRICE   EXPIRATION -----------------------
NAME                      GRANTED(#)    YEAR     ($/SH)     DATE         5%          10%
----                      ---------- ---------- --------- ---------- ----------- -----------
Jeong H. Kim(3).........        --      --          --         --            --          --
Kwok L. Li(3)...........        --      --          --         --            --          --
Barton Y. Shigemura(4)..  1,000,000               $0.52     5/6/06       327,025     823,746
Quon S. Chow............    100,000                2.70     7/8/06       169,802     430,310
William F. Flynn........     41,800                0.52    1/31/06        13,670      34,642
                             30,000                0.52    4/10/06         9,811      24,862
                             28,200                2.70     7/1/06        47,884     121,348

--------
(1) All awards listed on table were in the form of option grants made pursuant to the Company's Stock Option Plan.
(2) Sets forth potential option gains based on assumed annualized rates of stock price appreciation from the market price at the date of grant of 5% and 10% (compounded annually) over the full term of the grant with appreciation determined as of the expiration date. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission, and do not represent the Company's estimate or projection of future Common Stock prices.
(3) To date, neither Dr. Kim nor Mr. Li has been granted options to purchase Common Stock.
(4) Of the 1,000,000 options granted to Mr. Shigemura, 250,000 vested upon their grant, 187,500 vest in May 1997, and the remaining 562,500 shares vest ratably over a 36-month period commencing in May 1997.

  Aggregated Option Values. The following table sets forth the stock option values as of December 31, 1996 for each of the named executive officers. There were no exercises of stock options by the named executive officers in the fiscal year ended December 31, 1996.

               AGGREGATED OPTION VALUES AS OF DECEMBER 31, 1996

                               NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                              UNDERLYING UNEXERCISED         IN-THE-MONEY
                                    OPTIONS AT                OPTIONS AT
                                  FISCAL YEAR-END           FISCAL YEAR-END
                                        (#)                     ($)(1)
                             ------------------------- -------------------------
NAME                         EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                         ----------- ------------- ----------- -------------
Jeong H. Kim................       --           --            --           --
Kwok L. Li..................       --           --            --           --
Barton Y. Shigemura.........   250,000      750,000    $2,120,000   $6,360,000
Quon S. Chow................       --       100,000           --       630,000
William F. Flynn............       --       100,000           --       848,000

------------
(1) Sets forth values for "in the money" options that represent the positive spread between the respective exercise/base prices of outstanding stock options and the fair value of $9.00 per share of Common Stock at December 31, 1996, as determined by the Board of Directors.

          REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  This report is being submitted by the Board of Directors pursuant to the rules established by the Securities and Exchange Commission. This report provides certain data and information regarding the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company.

  Compensation Philosophy. The Company's philosophy is to provide a level of compensation to executive officers that allows it to (i) attract, motivate and reward superior talent and (ii) align executive officers' interests with the success of the Company through bonuses based on Company's performance and participation in the Company's Stock Option Plan. The Company's compensation program currently consists of base salary and incentive compensation in the form of cash bonuses and stock options.

  Base Salaries of Executive Officers, Including the Chief Executive
Officer. The Company's policy as to base salaries of executive officers, including the CEO, is subjective, and not dependent upon the application of specific formulas. The base salaries for the executive officers during 1996, including the salary of the CEO, were set and approved by the Board of Directors. The 1996 base salaries of both the CEO and the President were continued at their 1995 levels of $200,000 and $150,000, respectively. The decision to continue these salaries at 1995 levels was not based on performance, but on the recommendation of the CEO and the President that their salaries not be increased so the Company could devote its funds to growth and development. Other executive officers who had been employed by the Company during 1995 received modest increases to their base salaries in 1996. These increases were based on several factors, including level of responsibility, performance, prior experience and accomplishments and length of service with the Company.

  The base salaries of executive officers who joined the Company during 1996 were determined by the Chief Executive Officer, in consultation with the Board of Directors, on a case-by-case basis. Factors taken into account in determining these base salaries were prior experience, expected contribution to the Company, and the relative importance of the job in terms of achieving corporate objectives. The 1996 salaried compensation of each of the named executive officers who joined the Company in 1996 were as follows: Barton Y. Shigemura--$89,559 (annual base of $130,000) and Quon S. Chow--$62,645 (annual base of $130,000). Executive officers who are also members of the Board of Directors are not present when their base salary is considered.

  Stock Options. During 1996, The Board of Directors administered the grants of stock options to executive officers pursuant to the Company's Stock Option Plan. The Company's philosophy is that stock options are an important part of compensation that correlate individual motivation and reward to the Company's performance. The Company's policy is to grant stock options to executive officers upon their joining the Company. In addition, the Board of Directors (or a committee thereof), at its discretion, makes periodic grants to reward the performance of executive officers and to provide incentives for future performance. There is no established formula or criteria for grants under the Stock Option Plan, and options are granted on a subjective basis at intervals determined by the Board of Directors (or a committee thereof). Under the Stock Option Plan, options may be granted at exercise prices equal to the Fair Market Value (as defined in the Stock Option Plan) of the Common Stock on the date of grant. Thus, the value of the stockholders' investment in the Company must appreciate before an optionee receives any financial benefit from the option.

  During 1996, the Board of Directors, in response to management's recommendations, approved option grants to the following executive officers:
Barton Y. Shigemura--1,000,000; Charles S. Marantz--100,000; Quon S. Chow-- 100,000; Anthony J. Demambro--75,000; Joseph Miller--110,000; and William F. Flynn--100,000. These options had exercise prices ranging from $.52 to $2.70. options are generally granted for a term of ten years and, with some exceptions, vest in 25% increments at the end of the first fiscal year with monthly vesting thereafter until the fourth anniversary of grant. Management's recommendations were based on its recruitment objectives and a subjective assessment of the individual and the nature of his or her expected contribution to the Company. Neither the CEO nor the President hold any options to purchase the Common Stock of the Company.

  Compliance With Section Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to the chief executive officer or any of the other four most highly compensated executive officers of a company will not be deductible unless the compensation is paid pursuant to one of the exceptions to Section 162(m). The Company believes that the Section 162(m) limit should not apply to 1996 executive officer cash compensation reported and discussed above or to options granted pursuant to the Company's Stock Option Plan by reason of certain exemptions contained in the regulations issued under Section 162(m). The Company's Stock Option Plan has been designed so that compensation attributable to stock options granted pursuant to the plan can qualify under the performance-based compensation exception to Section 162(m).

  BY THE BOARD OF DIRECTORS

     Dr. Jeong H. Kim
     Kwok L. Li
     Barton Y. Shigemura
     Dr. Herbert Rabin
     R. James Woolsey
     Kenneth D. Brody
     William J. Perry

REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee was formed by the Board Of Directors in September 1996 and met in January 1997 to consider the recommendations of management for the bonuses to be paid to executive officers, including the CEO. This report is being submitted by the Compensation Committee at the request of the Board of Directors pursuant to the rules established by the Securities and Exchange Commission, and provides certain data and information regarding the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company.

BONUSES

  The Company's policy as to bonuses for executive officers, including the CEO, is subjective. In determining bonuses, Compensation Committee considers individual performance as well as the Company's performance. The Compensation Committee determined that the Company had successfully achieved many of its objectives in 1996, including (i) obtaining guaranteed purchase orders from AT&T, a major customer, (ii) shipping the Company's products to commercial customers; and (iii) making substantial progress toward the Company's initial public offering. As a result, the Committee recommended that individual executive officers receive cash bonuses, depending on the Committee's assessment of individual performance, of up to 16 2/3% of their annualized base salary. The Compensation Committee did not grant bonuses to Jeong H. Kim and Kwok L. Li upon their recommendation that they receive no bonuses for 1996, although the Committee recognized that they would have been entitled to bonuses based on individual and Company performance. The Compensation Committee granted a modest bonus of $5,000 to Barton Y. Shigemura upon his recommendation that a larger proposed bonus, based on perfomance, be reduced. These executive officers recommended that they not receive significant bonuses because, due to their significant stockholdings in the Company, each would benefit substantially from the Company's initial public offering, and each believed that at this stage, the Company could better utilize the bonus funds for its growth and development.

  BY THE COMPENSATION COMMITTEE

     Dr. Herbert Rabin
     R. James Woolsey
     Kenneth D. Brody

  No performance graph is required because the Company's Common Stock did not begin trading on the Nasdaq until February 1997.

                             EMPLOYMENT AGREEMENTS

  The Company entered into employment agreements with Dr. Kim, its Chief Executive Officer and Chairman of the Board of Directors, and Mr. Li, its President and Chief Operating Officer, on July 31, 1996. Pursuant to the Company's employment agreement with Dr. Kim (the "Kim Employment Agreement"), Dr. Kim will receive an annual salary of $200,000 and a bonus of $40,000 or such other amount as the Board of Directors may determine. Dr. Kim's employment is for a one-year term that renews automatically unless terminated by either party. If the Kim Employment Agreement is terminated by the Company for any reason other than "disability" or "cause" or by Dr. Kim for any reason other than "good reason" (as those terms are defined in the Kim Employment Agreement), the Company must make a cash lump sum severance payment equal to Dr. Kim's base salary (as defined in the Kim Employment Agreement) and a "bonus amount" for the then-current year, and continue his benefits for up to one year. Throughout his employment, Dr. Kim is bound by a covenant not to compete, which prevents him from engaging in any business in the United States in which the Company is then involved. Dr. Kim will continue to be bound by this covenant not to compete for one year after his termination. The Kim Employment Agreement also provides for certain registration rights with respect to Dr. Kim's shares of Common Stock pursuant to a registration rights agreement.

  Pursuant to the Company's employment agreement with Mr. Li (the "Li Employment Agreement"), Mr. Li will receive an annual salary of $150,000 and a bonus of $30,000 or such other amount as the Board of Directors may determine. Mr. Li's employment is for a one-year term that renews automatically unless terminated by either party. If the Li Employment Agreement is terminated by the Company for any reason other than "disability" or "cause" or by Mr. Li for any reason other than "good reason" (as those terms are defined in the Li Employment Agreement), the Company must make a cash lump sum severance payment equal to Mr. Li's base salary for the then-current year and a "bonus amount" (as defined in the Li Employment Agreement), and continue his benefits for up to one year. Throughout his employment, Mr. Li is bound by a covenant not to compete, which prevents him from engaging in any business in the United States in which the Company is then involved. Mr. Li will continue to be bound by this covenant not to compete for one year after his termination. The Li Employment Agreement also provides for certain registration rights with respect to Mr. Li's shares of Common Stock pursuant to a registration rights agreements.

                    CERTAIN TRANSACTIONS AND RELATIONSHIPS

 Stock Transactions

  On July 1, 1996, Dr. Jeong H. Kim and Kenneth D. Brody entered into an option purchase agreement (the "Option Purchase Agreement"), pursuant to which Mr. Brody purchased for $500,000 an option (the "Brody Option") to buy 1,000,000 shares of the Common Stock from Dr. Kim at an exercise price of $4.00 per share. The Brody Option has vested in installments of 250,000 shares on each of September 3, 1996, December 3, 1996 and March 3, 1997, and the remaining 250,000 options vest on June 3, 1997, subject to early vesting if Dr. Kim ceases to beneficially own 40% of the voting power of the Company's then outstanding voting securities. To secure Dr. Kim's obligations to deliver shares of Common Stock to Mr. Brody upon exercise of the Brody Option, Dr. Kim granted Mr. Brody a security interest in all of the shares of Common Stock subject to the Brody Option. Mr. Brody may assign the Brody Option, in whole or in part, subject to the limitation that each assignee (with the exception of Affiliates and family members) must be assigned a portion of the Brody Option covering at least 200,000 shares of Common Stock. The Brody Option is exercisable for a term of 20 years.

  On May 22, 1995, the Company issued 4,000,000 shares of Common Stock to Kwok Li as compensation for his services to the Company in connection with the development of the Company's LDR100. The Company also issued 200 Shares of Common Stock to William F. Flynn as compensation for his services to the Company. Mr. Flynn was not an officer of the Company at the time this stock was issued.

  During 1996, certain executive officers and directors of the Company were granted options to purchase shares of the Common Stock of the Company as follows: Barton Y. Shigemura--1,000,000 shares; Charles S. Marantz--100,000 shares; Quon S. Chow--100,000 shares; Anthony J. DeMambro--75,000 shares; William F. Flynn--100,000 shares; Joseph Miller--110,000 shares; John J. McDonnell--30,000 shares; Herbert Rabin--121,000 shares; R. James Woolsey-- 100,000 shares; and Kenneth D. Brody--75,000 shares; and, in January 1997, William J. Perry was granted options to purchase 75,000 shares. These options have exercise prices ranging from $.52 to $9.00 per share, and a weighted average exercise price of $1.25.

  On January 14, 1997, the Company entered into a consulting agreement with In
Y. Chung, under which Mr. Chung will perform consulting and business development activities for the Company in the Pacific Rim area. Pursuant to this consulting agreement, the Company granted options to purchase 50,000 shares of Common Stock at an exercise price of $9.00 per share to Mr. Chung. These options vested upon their grant. Mr. Chung is the father-in-law of Dr. Jeong H. Kim.

 Related Party Transactions

  In March 1997, Kwok L. Li, the Company's President, Chief Operating Officer and a Director, became a significant shareholder of Splitrock Services, Inc. ("Splitrock"), a Texas corporation recently formed to provide turnkey communications systems specifically configured to meet the needs of large network users. In March 1997, Splitrock ordered approximately $1.7 million of Yurie equipment for an end-user system. The disinterested members of the Board of Directors authorized the terms and conditions of this sale, and believe that such terms and conditions are no less favorable to the Company than could be obtained from unaffiliated third party purchasers. On that basis, and as circumstances permit, Yurie intends to make other sales of its product to Splitrock for use in networks owned by Splitrock or designed by it for third party end users.

 Certain Relationships

  R. James Woolsey, a director of the Company, is a partner in the law firm of Shea & Gardner, which is one of several firms that performs legal work for the Company.

                                  PROPOSAL 2

       APPROVAL OF AMENDMENT TO THE 1996 NONSTATUTORY STOCK OPTION PLAN

  The Company's stockholders are being asked to approve the Amended and Restated 1996 NonStatutory Stock Option Plan (the "Amended Plan"). In May 1997, the Board adopted the Amended Plan, subject to stockholder approval. The Amended Plan is attached as Exhibit A for your consideration. The proposed amendments contained in the Amended Plan will increase the number of shares available for grant under the Stock Option Plan from 5,000,000 to 7,000,000 and revise the Stock Option Plan in light of the Company's experience with its terms. These amendments will ensure that the Company can continue to grant stock options, at levels determined appropriate by the Board, to attract, retain and motivate qualified officers (executive or otherwise), other employees and consultants.

  The Stock Option Plan was initially adopted by the Company's Board of Directors on January 31, 1996 and amended on April 2, 1996, July 18, 1996, September 6, 1996 and December 20, 1996, and was approved by the shareholders on April 3, 1996, July 31, 1996 and December 23, 1996.

  The Amended Plan retains the terms of the Stock Option Plan, in all material respects, except the number of shares available for option grants. The following is a summary of the principal features of the Amended Plan, together with applicable tax and accounting implications, which will be in effect if the Amended Plan is adopted. The summary, however, does not purport to be a complete description of all the provisions of the Amended Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Secretary of the Company at the Company's principal executive offices in Landover, Maryland.

THE AMENDED PLAN

  General. The Amended Plan provides for grants of stock options to employees, consultants, directors and officers of the Company. As of May 19, 1997, approximately 160 individuals were eligible for grants under the Amended Plan. The options granted under the Amended Plan are not incentive stock options within the meaning of Section 422 of the Internal Revenue Code.

  Purpose. The purposes of the Amended Plan are to attract, retain and motivate the best available officers (executive or otherwise) and other employees for positions of substantial responsibility, to give such officers, employees and consultants a greater personal stake in the success of the Company's business, to provide additional incentive to the Company's officers and employees to continue and advance to their employment and service to the Company and to promote the success of the Company's business.

  Duration. Unless terminated earlier by the Board of Directors, the Amended Plan will terminate upon the date on which all shares available for issuance under the Amended Plan have been issued pursuant to the exercise or cancellation of options.

  Administration. The Amended Plan may be administered by the Company's Board of Directors or a committee of the Board (the "Administrator"), although in some cases the Board is required to delegate the administration to a committee of "outside directors" as that term is defined in Section 162(m) of the Internal Revenue Code. The Amended Plan is currently administered by the Compensation Committee and the Stock Option Committee. With respect to executive officers and directors of the Company (including executive officers who are also directors), the Amended Plan will be administered exclusively by the Compensation Committee. The members of the Compensation Committee are not eligible to participate in the Amended Plan except with respect to certain automatic, non-discretionary stock option grants described below. Subject to the limitations set forth in the Amended Plan, the Administrator may determine the terms of the options granted, including: (i) the number of shares subject to each option; (ii) when the option becomes exercisable; (iii) the duration of the option and (iv) any other appropriate term of the option agreement. The Administrator also may accelerate or extend the time at which any option may be exercised. The Amended Plan requires that the exercise price of each option be set at the Fair Market Value (as defined in the Amended Plan) of the Common Stock on the effective date of the grant. The Administrator's interpretation and construction of any provision of the Amended Plan are final and binding upon all participants. Members of the Board receive no additional compensation for their services in connection with the administration of the Amended Plan.

  Amendments. The Board is authorized to modify or amend the Amended Plan at any time, provided that any modification or amendment of the Amended Plan shall not, without the consent of an optionee, adversely affect his or her rights under an option previously granted; and provided, further, that the Board shall not, without the approval of the Company's stockholders, (i) increase the maximum number of shares issuable under the Amended Plan or the maximum number of shares for which any person may be granted options per calendar year, (ii) materially modify the eligibility requirements for the grant of options under the Amended Plan, (iii) materially increase the benefits accruing to Amended Plan participants or (iv) increase the annual limitation on grants to participants under the Amended Plan.

  Shares Authorized for Issuance. An aggregate of 7,000,000 shares of Common Stock have been authorized for issuance under the Amended Plan. If stock options granted under the Amended Plan expire or otherwise terminate without being exercised, the shares of Common Stock not purchased pursuant to such award again become available for issuance under the Amended Plan. Prior to the Amended Plan, 5,000,000 shares were available for issuance under the Stock Option Plan. The proposed increase of 2,000,000 shares (together with the 1,450,878 available and unissued shares as of March 31, 1997) under the Stock Option Plan will provide the

Company with the flexibility to make grants--small, large or substantial--as circumstances require in the Company's judgment for the purposes discussed above. In this respect, the Company is considering, and may consider from time to time, hiring additional officers to join its senior management team. Any such action may require the grant of a substantial number of stock options, and in the absence of the proposed increase may eliminate to a great extent the currently available but unissued options under the Stock Option Plan.

  Outstanding Options. As of March 31, 1997, options to purchase a total of 3,549,122 shares of Common Stock were outstanding under the Stock Option Plan (net of canceled options), and 3,450,878 shares remained for future grants, subject to stockholder approval of the Amended Plan. As of March 31, 1997 the aggregate fair market value of the shares subject to outstanding options under the Stock Option Plan was $37,709,421, based on the closing price of the Common Stock on the Nasdaq National Market. The actual benefits, if any, to the holders of stock options issued under the Amended Plan are not determinable prior to exercise as the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the Company's Common Stock on the date of exercise and the exercise price of a holder's stock option.

  Maximum Number of Options. In order to comply with Section 162(m), the Amended Plan imposes limits on the incentive compensation payable to any employee in any calendar year. The Amended Plan provides that the maximum number of options to purchase shares of Common Stock which may be granted to any one employee during any fiscal year shall be 1,500,000.

TERMS OF OPTIONS

  The following is a description of the permissible terms of options under the Amended Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

  Exercise Price; Payment. The exercise price under the Amended Plan is the Fair Market Value of the Common Stock of the Company on the effective date of the grant. At May 19, 1997, the closing sales price of a share of the Company's Common Stock as reported on the Nasdaq National Market was $13.75 per share.

  Options granted under the Amended Plan may provide for payment of the exercise price in cash or by check, or shares of the Company's Common Stock with a Fair Market Value on the exercise date equal to the aggregate exercise price of the shares purchased, authorization from the Company to retain from the total number of shares as to which the option is exercised a number of shares having a Fair Market Value on the exercise date equal to the aggregate exercise price of the shares issued, or delivery of a properly executed notice and irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price.

  Option Exercise. Each option may be exercised during the lifetime of the optionee only by such optionee or a transferee under a qualified domestic relations order.

  Vesting.  Options granted under the Amended Plan generally vest as follows:
(i) on the first day of the month beginning on or after the first anniversary of the effective date of the grant, up to one-fourth of the total number of options; (ii) on the first day of each of the succeeding 35 months, up to 1/48th of the total number of options; (iii) on the first day of the 36th succeeding month, any remaining options.

  Term. Unless otherwise provided in an option agreement, the term of a stock option granted under the Amended Plan is ten years. The Board of Directors shall determine the period of time during which an option may be exercised following: (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee, and such periods shall be set forth in the option agreement with each optionee.

  Adjustments. In the event any change is made to the Common Stock issuable under the Amended Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, appropriate adjustments shall be made to (i) the aggregate number and/or class of shares issuable under the Amended Plan, (ii) the maximum number of shares for which any one person may be granted options per calendar year, (iii) the aggregate number and/or class of shares and (iv) the option price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Board of Directors shall be final, binding and conclusive.

  Restrictions on Transfer. Unless otherwise provided in the option agreement, no option granted under the Amended Plan shall be assignable or transferable by the optionee, except pursuant to a domestic relations order or, in the event of the optionee's death, by will or the laws of descent and distribution.

  Grants to Independent Directors. The Amended Plan provides for automatic annual grants to independent directors of 5,000 stock options on June 30 of each year beginning on June 30, 1997. These options vest in accordance with the schedule applicable to options granted under the Amended Plan generally. In addition, incoming directors may be granted stock options upon their agreement to serve on the Board.

EFFECT OF CERTAIN CORPORATE EVENTS

  In the event of a transaction involving a Change in Control (as defined in the Amended Plan) of the Company, the Amended Plan provides that each outstanding option will accelerate so that each option will be fully exercisable for all of the shares subject to such option immediately prior to such Change in Control.

FEDERAL INCOME TAX ASPECTS

  The following is a brief summary of the U.S. federal income tax consequences of transactions under the Amended Plan based on federal income tax laws in effect as of the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular optionee based on his or her specific circumstances. The summary addresses only current U.S. federal income tax law and expressly does not discuss the income tax law of any state, municipality or non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax law. The Company advises all participants under the Amended Plan to consult their own tax advisors concerning tax implications of options grants and exercises and the disposition of stock acquired upon such exercises under the Amended Plan.

  All options granted under the Amended Plan are nonstatutory stock options. An optionee will not recognize any taxable income under U.S. tax laws at the time he or she is granted a nonstatutory stock option. However, upon its exercise, under U.S. tax laws the optionee will recognize ordinary income for tax purposes measured by the excess of the then Fair Market Value of the shares over the exercise price. The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the Fair Market Value of the shares as of the date of exercise of the option will be treated under U.S. tax laws as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

  Section 162(m) of the Internal Revenue Code of 1986, as amended, enacted as part of the Omnibus Budget Reconciliation Act of 1993, provides that a publicly held corporation cannot deduct compensation of a covered employee (the CEO and the four other most highly compensated employees for the taxable year whose compensation is required to be reported to stockholders under the Securities Exchange Act of 1934, as amended) to the extent the compensation exceeds $1 million per tax year. Compensation paid pursuant to the Stock Option Plan qualifies for a transition exception to Section 162(m) because the Stock Option Plan was adopted before the Company became publicly held. However, because the Stock Option Plan is being amended to increase the number of shares of Common Stock reserved for issuance, the transition exception will not apply to compensation paid under the Amended Plan. There is another exception to Section 162(m) for certain performance-based compensation. Compensation paid to covered employees under the Amended Plan is intended to qualify for this performance-based compensation exception to Section 162(m).

PLAN BENEFITS

  The Company cannot currently determine the number of shares subject to options that may be granted in the future to executive officers and employees under the Amended Plan. The following table presents certain information with respect to stock awards granted under the Stock Option Plan for the fiscal year ended December 31, 1996 to (i) each of the executive officers named in the Summary Compensation Table, (ii) all executive officers as a group and
(iii) all non-executive officer directors as a group. At December 31, 1996, there were a total of 3,212,922 shares of Common Stock issuable subject to options issued under the Stock Option Plan. These options had a weighted average exercise price of $1.63.

                                 PLAN BENEFITS

                                                          NUMBER OF SHARES
                                     WEIGHTED AVERAGE  SUBJECT TO STOCK AWARDS
         NAME AND POSITION           EXERCISE PRICE    GRANTED IN FISCAL 1996
         -----------------          ----------------- ------------------------
Jeong H. Kim,......................         --                     --
  Chief Executive Officer
Kwok L. Li,........................         --                     --
  President and Chief Operating
Officer
Barton Y. Shigemura, Senior........       $0.52              1,000,000
  Senior Vice President, Sales &
Marketing
Quon S. Chow,......................        2.70                100,000
  Vice President, Engineering
William F. Flynn,..................        1.13                100,000
  Vice President, Federal Division
Executive Officers as a Group (9
persons)...........................        1.01              1,515,000
Non-Executive Directors as a Group
(4 persons)........................        0.52                296,000
Non-Executive Officer Employee
Group (105 persons)................        2.61              1,401,922

VOTE REQUIRED

  Stockholders are requested in this Proposal 2 to approve the Amended Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares and make other minor modifications. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to approve the proposal. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

          THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO
                          AMEND THE STOCK OPTION PLAN

                                  PROPOSAL 3

                    RATIFICATION OF APPOINTMENT OF AUDITORS

  Upon recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, to audit and report on the consolidated financial statements of the Company for the fiscal year ending December 31, 1997 and to perform such other services as may be required of them. Deloitte & Touch LLP has served as auditors for the Company since 1993. The Board of Directors has directed that management submit the appointment of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

  The proposal to ratify the selection of Deloitte & Touche LLP will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present and entitled to vote on the proposal. If a proxy card is specifically marked as abstaining from the proposal to approve the ratification of the selection of Deloitte & Touche LLP as independent auditors, the abstention will have the effect of a vote against the proposal, even though shares represented thereby will not be counted as having been voted against the proposal. Broker non-votes will be treated as shares not capable of being voted on the proposal and, accordingly, will have no effect on the outcome of voting on the proposal.

                  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR
           RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS
                             INDEPENDENT AUDITORS

  Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

  PROXIES WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997, UNLESS OTHERWISE SPECIFIED IN THE PROXY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

                           EXPENSES OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors, and regular employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, telegraph or other means. Solicitation will also be made by employees of American Stock Transfer & Trust Company, which firm will be paid customary fees for its services. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

                      STOCKHOLDER PROPOSALS FOR THE 1998
                        ANNUAL MEETING OF STOCKHOLDERS

  Stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at an Annual Meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 1998 Annual Meeting must be received by the Company no later than January 24, 1998. Proposals, as well as any questions related thereto, should be submitted in writing to the Secretary of the Company. Proposals may be included in the proxy statement for the 1998 Annual Meeting if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER MATTERS

  The Company knows of no other matter to be brought before the 1997 Annual Meeting. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote the same with respect to any such matter in accordance with their best judgment.

  The Company will furnish, without charge, to each person whose proxy is being solicited upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission (excluding exhibits). Copies of any exhibits thereto also will be furnished upon the payment of a reasonable duplicating charge. Requests in writing for copies of any such materials should be directed to Catherine A. Graham, Vice President of Finance, Yurie Systems, Inc., 8301 Professional Place, Landover, Maryland 20785.

                                     By order of the Board of Directors,

                                     John J. McDonnell
                                     Secretary

May 23, 1997

                                   EXHIBIT A

                              YURIE SYSTEMS, INC.
                              AMENDED AND RESTATED
                      1996 NONSTATUTORY STOCK OPTION PLAN

                              YURIE SYSTEMS, INC.
                             AMENDED AND RESTATED
                      1996 NONSTATUTORY STOCK OPTION PLAN

1. PURPOSE.

  The purpose of this Plan is to secure for Yurie Systems, Inc. and its shareholders the benefits arising from capital stock ownership by employees, consultants, officers and members of the Board of Directors who are expected to contribute to the future growth and success of the Company.

2. DEFINITIONS.

    (1) "Beneficial Ownership" means beneficial ownership within the meaning of Rule 13d-3 under the Exchange Act.

    (2) "Board of Directors" means the Board of Directors of Yurie Systems,
  Inc.

    (3) "Change in Control" means the occurrence during the term of the Plan and an Option Agreement of any one of the following events:

      (a) An acquisition (other than directly from Yurie) of any Voting Securities by any Person, immediately after which such Person has Beneficial Ownership of 30 percent or more of the combined voting power of Yurie's then outstanding Voting Securities; provided however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition which would cause a Change in Control.

      (b) The individuals who, as of January 1, 1997, are members of the Incumbent Board, cease for any reason to constitute at least two-thirds of the members of the Board of Directors; provided, however, that if the election, or nomination for election by Yurie's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened Election Contest (as described in Rule 14a-11 under the Exchange Act) or other actual or threatened Proxy Contest (that is, solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

      (c) Approval by stockholders of Yurie of:

        (i) A merger, consolidation or reorganization involving Yurie, unless such merger, consolidation or reorganization is a Non-Control Transaction;

        (ii) A complete liquidation or dissolution of Yurie; or

        (iii) An agreement for the sale or other disposition of all or substantially all of the assets of Yurie to any Person (other than a transfer to a Subsidiary).

    Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by such persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, such Person becomes the Beneficial Owner of any additional Voting Securities Beneficially Owned by such Person, then a Change in Control shall occur.

    (4) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    (5) "Common Stock" means the common stock of Yurie Systems, Inc. having a par value of $0.01.

    (6) "Company" means Yurie and any entities that are Subsidiaries of Yurie or of which it is a Subsidiary.

    (7) "Covered Employee" means that term as defined in Section 162(m)(3) of the Code.

    (8) "Director" means a member of the Board of Directors of the Company.

    (9) "Director's Automatic Grant Agreement" means an Option Agreement referred to in Section 4(d) hereof.

    (10) "Effective Date" means the date as of which an Option granted pursuant to the Plan is effective.

    (11) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

    (12) "Fair Market Value of the Common Stock" on a given date means the last reported sales price of the Common Stock on the NASDAQ (National) System, as reported in a national newspaper, on such date or on the nearest prior day on which trading of the Common Stock occurred on the NASDAQ (National) System, or if the stock is listed on a national stock exchange, the last reported sales price of the Common Stock on such exchange, as reported in a national newspaper, on such date or the nearest prior day on which trading of the Common Stock occurred on such exchange; provided that if the Common Stock is not registered with the Securities and Exchange Commission or there has been no trading of the Common Stock on or reasonably near and prior to the given date, it shall be the fair market value of the Common Stock on the given date as determined on such basis as the Board of Directors shall establish for this purpose.

    (13) "Incumbent Board" means the Board of Directors as constituted on May 1, 1997.

    (14) "Independent Director" means a member of the Board of Directors who is not an employee of the Company.

    (15) "Merger Price" means, in the event of a merger described in Section 12(a) hereof, any cash payment that holders of Common Stock receive for each share of Common Stock surrendered in the merger.

    (16) "Non-Control Acquisition" means an acquisition by: (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary; (ii) the Company or its Subsidiaries; (iii) a Person who as of January 1, 1997 has Beneficial Ownership of 30 percent or more of the combined voting power of Yurie's then outstanding Voting Securities; or
  (iv) any Person in connection with a Non-Control Transaction.

    (17) "Non-Control Transaction" means a merger consolidation or reorganization of Yurie where:

      (a) the stockholders of Yurie, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least 70 percent of the combined voting power of the outstanding voting securities of the surviving corporation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

      (b) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the surviving corporation, or a corporation beneficially directly or indirectly owning a majority of the voting securities of the surviving corporation; and

      (c) no Person other than (i) Yurie, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by Yurie, the surviving corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 30 percent or more of the then outstanding Voting Securities, has Beneficial Ownership of 30 percent or more of the combined voting power of the surviving corporation's then outstanding voting securities.

    (18) "Non-Employee Director" means that term as defined in Rule 16b-3.

    (19) "Officer" means a person who is an officer of the Company for purposes of Rule 16b-3.

    (20) "Option" means a stock option granted pursuant to this Plan.

    (21) "Option Agreement" means an agreement entered into pursuant to
  Section 7 hereof.

    (22) "Option Shares" means shares of Common Stock that may be purchased by an optionee, pursuant to this Plan and the optionee's Option Agreement.

    (23) "Option Term" means the period during which an Option is outstanding.

    (24) "Outside Director" means that term as defined in Treas. Reg. (S) 1.162-27(e)(3).

    (25) "Person" means a person for purposes of Section 13(d) or 14(d) of the Exchange Act.

    (26) "Plan" means the Yurie Systems, Inc. Amended and Restated 1996 Nonstatutory Option Plan, as amended from time to time.

    (27) "Pooling Transaction" means a business combination that qualifies for use of the pooling of interests accounting method under generally accepted accounting principles.

    (28) "Rule 16b-3" means Rule 16b-3 under the Exchange Act of 1934, or any successor rule.

    (29) "Subsidiary" means, as to any entity, a corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the entity.

    (30) "Voting Securities" means any voting securities of Yurie.

    (31) "Yurie" means Yurie Systems, Inc.

3. TYPE OF OPTIONS AND ADMINISTRATION.

    a. Type of Options. The options granted pursuant to the Plan shall be non-statutory options which are not intended to meet the requirements of
  Section 422 of the Code.

    b. Administration. The Plan will be administered by the Board of Directors. The Board shall have authority, subject to the express provisions of the Plan, to construe the Option Agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Option Agreements, which need not be identical, and to make any other determination which, in the judgment of the Board of Directors, is necessary or desirable for the administration of the Plan. The Board of Directors' construction and interpretation of the terms and provisions of the Plan and any determinations made by the Board pursuant thereto shall be final and conclusive.

    c. Delegation. Except as provided in Section 4(c), the Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations and the governing documents of Yurie, delegate any or all of its powers under the Plan to a committee appointed by the Board of Directors. If a committee is so appointed, all references to the Board of Directors in the Plan shall mean and relate to such committee. To the extent required by Rule 16b-3, however, such committee shall consist solely of Non-Employee Directors when exercising any powers relating to options granted to Directors.

    d. Applicable Law. The provisions of this Plan and the Option Agreements shall be interpreted in a manner consistent with all applicable law, including but not limited to the Exchange Act and the rules and regulations thereunder. Any authority or discretion exercised under the Plan by the Board of Directors or any other person or entity shall be exercised in a manner consistent with all applicable law, including but not limited to the Exchange Act and the rules and regulations thereunder.

4. ELIGIBILITY FOR AND ISSUANCE OF GRANTS.

    a. Eligibility. Options may be granted only to persons who are, at the time of the grant: (i) Directors, Officers or employees of the Company or
  (ii) consultants or advisors to the Company.

    b. Grant of Options Generally. Subject to the express provisions of the Plan, the Board of Directors may in its sole discretion grant Options to purchase shares of the Common Stock and issue shares upon exercise of such Options.

    c. Grant of Options to Officers. Any grant, or modification of any grant, to an Officer shall be made by the Board of Directors, provided, however that to the extent required by Section 162(m)(4)(C) of the Code, any grant or modification of options to an Officer who is a Covered Employee shall be made by a committee composed solely of two or more Outside Directors.

    d. Automatic Grants to Directors. Each Independent Director who has executed a Director's Automatic Grant Agreement shall receive a grant of Options of 5,000 shares of Common Stock effective on the 30th day of June of each year beginning on June 30, 1997. A Director's Automatic Grant Agreement shall be approved by the Board of Directors prior to execution by the Independent Director and shall set forth the Option term, the time for exercising the Option, the Option price, the Effective Date of the Option and all other terms at which Common Stock may be purchased pursuant to the Options granted to the Independent Director. For this purpose, the exercise price shall be the Fair Market Value of the Common Stock, as defined in
  Section 2(12) hereof, but without regard to the proviso clause, on the Effective Date of the Option. A Director's Automatic Grant Agreement shall not be inconsistent with the terms of the Plan, and in the event of a conflict between the terms of the Plan and the Director's Automatic Grant Agreement, the terms of the Plan shall supersede the terms of such Agreement unless the terms of the Plan are inconsistent with the requirements of Rule 16b-3. Each such Agreement shall be appended to the Plan and is hereby incorporated by reference. Options granted pursuant to this Section 4(d) shall be subject to the terms and conditions set forth in this Plan to the extent not inconsistent with this Section 4(d).

5. STOCK SUBJECT TO PLAN.

    a. Limitations on Number of Shares. Subject to adjustment as provided in
  Section 11 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is 7,000,000 shares. The maximum number of shares of Common Stock that can be offered to any optionee in any year shall be 1,500,000 shares. Such shares may be authorized and unused shares or may be shares issued and thereafter acquired by Yurie.

    b. Unpurchased Shares. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be available for subsequent Option grants under the Plan.

6. TERM AND EXERCISE.

    a. Option Term. Unless otherwise provided in the Option Agreement, the Option Term of an Option granted under the Plan shall be ten years from the Effective Date of the Option.

    b. Exercise. Options issued hereunder shall become exercisable as follows:

      i. General. Unless otherwise provided in the Option Agreement, the initial grant of Options issued hereunder to an individual shall become exercisable in installments, the optionee having the right to purchase the following number of Option Shares, on or after the following dates, in cumulative fashion: (i) on the first day of the month beginning on or after the first anniversary of the Effective Date, up to one-fourth of the total number of Option Shares; (ii) on the first day of each of the succeeding 35 months, up to 1/48th of the total number of Option Shares; (iii) on the first day of the 36th succeeding month, any remaining Option Shares. If the division of a number of shares pursuant to the preceding sentence results in a fractional number of shares, such fractional number shall be rounded off to the nearest integer. The optionee may purchase fewer than the total number of Option Shares with respect to which the Option is exercisable, provided that no partial exercise of the Option may be for any fractional shares.

      Any subsequent grant of options to the same individual shall become exercisable as provided in the Option agreement.

      ii. Change in Control. Notwithstanding anything contained in any Option Agreement to the contrary, in the event of a Change in Control, all outstanding Options shall become exercisable in full immediately prior to such Change in Control.

7. FORMS OF OPTION AGREEMENTS.

  As a condition to the grant of an Option under the Plan, each recipient of an Option shall execute an Option Agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Option Agreements may differ among recipients, and each Option Agreement shall state the price, the number of shares subject to the Option, and other terms at which the underlying stock can be purchased pursuant to the Option. In the event of a conflict between the terms of this Plan and an Option Agreement entered into pursuant to this Plan, the terms of the Plan shall supersede the terms of the Option Agreement.

8. PURCHASE PRICE.

    a. General. The option price shall be the Fair Market Value of the Common Stock as of the Effective Date of the Option.

    b. Payment of Purchase Price.

      i. Cash or Stock Owned by Optionee. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of Yurie in an amount equal to the exercise price of such Options or by delivery to Yurie of shares of Common Stock then owned by the optionee having a Fair Market Value equal in amount to the exercise price of such shares, or by any combination of such methods of payment. Provided, however, that if an Officer or Director elects to make payment by delivery to Yurie of shares of Common Stock, such election must be approved in advance by the Board of Directors.

      ii. Other Cashless Exercise Procedures. Options granted under the Plan also may be exercised through a registered broker-dealer or through such other cashless exercise procedures (in addition to the use of stock already owned by the optionee) that are, from time to time, established by the Board of Directors.

    c. Delivery of Shares. Yurie shall not be required to transfer or deliver any certificate or certificates for shares purchased upon any exercise of an Option until after (i) the stock has been paid for in accordance with the terms of the Option Agreement and the certificate has been requested, and (ii) compliance with all then applicable requirements of law including, but not limited to, collection by the Company from the optionee of all requisite income and employment taxes and compliance with the federal and state securities laws.

9. TRANSFERABILITY AND TERMINATION OF OPTIONS.

    a. General. Unless otherwise provided in the Option Agreement, no Option granted under the Plan shall be assignable or transferable by the optionee to whom it is granted, except pursuant to a domestic relations order (as defined in Section 414(p) of the Code) or, in the event of the optionee's death, by will or the laws of descent and distribution. During the lifetime of an optionee, an Option shall be exercisable only by the optionee or, if the optionee becomes incompetent, by a guardian or other person duly authorized by law to administer the optionee's assets or by the party to whom the Option is transferred pursuant to such a domestic relations order. If an Option is so transferred to, or exercisable by, a person other than the optionee, the terms of the Option granted to the optionee shall be final, binding and conclusive upon such other person.

    b. Effect of Death and Termination of Employment. The Board of Directors shall determine the period of time during which an Option may be exercised following: (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the Option Agreement.

10. ADDITIONAL PROVISIONS.

    a. Additional Option Provisions. The Board of Directors may, in its sole discretion, include additional provisions in any Option Agreement, including, without limitation, provisions relating to restrictions on transfer, repurchase rights, rights to the optionee's work product, noncompetition restrictions, or commitments to (i) pay cash bonuses, (ii) make, arrange for or guaranty loans, or (iii) transfer other property to optionees upon exercise of Options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan.

    b. Acceleration. The Board of Directors may, in its sole discretion: (i) accelerate the date or dates on which all or any particular Option or Options granted under the Plan may be exercised; or (ii) extend the dates during which all or any particular Option or Options granted under the Plan may be exercised; provided, however, that no such acceleration or extension shall be permitted if it would cause the Plan or the Option to fail to satisfy the requirements of Rule 16b-3 or of Section 162(m)(4)(C) of the Code (relating to performance-based compensation).

    c. Cancellation and New Grant of Options. The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees: (i) the cancellation of any or all outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock having an exercise price per share which may be lower or higher than the exercise price per share of the canceled options or (ii) the amendment of the terms of any and all outstanding Options under the Plan to provide an Option price which is higher or lower than the then-current Option price of such outstanding Options. No cancellation or amendment of an Option will be made, however, to the extent it would cause an Option to fail to satisfy the requirements of Rule 16b-3 or of Section 162(m)(4)(C) of the Code (relating to performance-based compensation).

11. RECAPITALIZATIONS AND RELATED TRANSACTIONS BY YURIE.

    a. General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of Yurie, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar distribution with respect to the outstanding shares of Common Stock or other securities, (i) the outstanding shares of Common Stock are increased or decreased, or are exchanged for a different number or kind of shares or other securities of Yurie or (ii) additional shares or new or different shares or other securities of Yurie or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to then outstanding Options under the Plan, and (z) the price for each share subject to any then outstanding Options under the Plan, without changing the aggregate purchase price as to which such Options remain exercisable.

    b. Board Authority to Make Adjustments. Adjustments under this Section 11 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

12. MERGER, CONSOLIDATION, ASSET SALE OR LIQUIDATION OF YURIE.

    a. Acquisition of Yurie. Subject to the provisions of Section 6(b)(ii) regarding Change in Control transactions, in the event of a merger, consolidation or reorganization of the stock, business or assets of Yurie or a sale of all or substantially all of the stock, business or assets of Yurie in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of a liquidation of Yurie, the Board of Directors, or the board of directors of any corporation assuming the obligations of Yurie, may, in its discretion, take any one or more of the following actions as to outstanding Options: (i) provide that such Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified number of days following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the merger, make or provide for a cash payment to the optionees equal to the difference between (X) the Merger Price times the number of shares of Common Stock subject to such outstanding Options (to the extent exercisable at prices not in excess of the Merger Price) and (Y) the aggregate exercise price of all such outstanding Options in exchange for the termination of such options, and
  (iv) provide that all or any outstanding Options shall become exercisable in full immediately prior to such event. In any such case, the Board of Directors may, in its discretion, advance the lapse of any waiting or installment periods and exercise dates.

    b. Acquisition by Yurie. The Board of Directors may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, as the result of a merger or consolidation of the employing corporation with the Company, or as a result of the acquisition by the Company, of property or stock of the employing corporation. Substitute options may be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

13. RIGHTS AS A SHAREHOLDER.

  The holder of an Option shall have no rights as a shareholder with respect to any shares covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. Except as Section 11 provides, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

14. NO SPECIAL EMPLOYMENT RIGHTS.

  Nothing contained in the Plan or in any Option Agreement shall confer upon any optionee any right with respect to the continuation of his or her employment or service as a Director, consultant or otherwise by the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the optionee.

15. OTHER EMPLOYEE BENEFITS.

  Except as to plans which by their terms include such amounts as compensation, or as specifically determined by the Board of Directors, neither the amount of any compensation deemed to be received by an optionee as a result of the exercise of an Option, nor the sale of shares received by an optionee as a result of the exercise of an Option nor the sale of shares received upon such exercise will constitute compensation with respect to which any other employee or fringe benefits of such optionee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan.

16. WITHHOLDING.

    a. The Company shall have the right to deduct from payments of any kind otherwise due to the optionee (or secure payment from the optionee in lieu of such deduction) any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The Common Stock so delivered or withheld shall have a Fair Market Value equal to such withholding obligation.

    b. Notwithstanding the foregoing, in the case of an Officer, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

17. POOLING TRANSACTIONS.

  In the event of a Change in Control which also is intended to constitute a Pooling Transaction, the Board of Directors shall take such actions, if any, as are specifically recommended by an independent accounting firm retained by Yurie to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (i) deferring the vesting, exercise, payment, settlement of lapsing of restrictions with respect to any Option, (ii) providing that the payment or settlement in respect of any Option be made in the form of cash, shares or securities of a successor or acquiror of Yurie, or a combination of the foregoing, and (iii) providing for the extension of the Option Term to the extent necessary to accommodate the foregoing.

18. AMENDMENT AND TERMINATION OF THE PLAN.

    a. Except as set forth herein, the Board of Directors may at any time, and from time to time, terminate the Plan or modify or amend the Plan in any respect. To the extent that approval of the shareholders is required as to such modification or amendment under Section 162(m)(4)(C) of the Code, the Board of Directors may not effect such modification or amendment without such approval.

    b. The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, adversely affect his or her rights under an Option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding Option Agreements, in a manner not inconsistent with the Plan.

    c. Notwithstanding Section 18(a) or (b): (i) neither the Plan nor an Option Agreement may be amended to the extent the amendment would cause the Plan or the Option Agreement to fail to satisfy the requirements of Rule 16b-3 or Section 162(m)(4)(C) of the Code (relating to performance-based compensation); and (ii) the consent of an affected optionee will not be required for amendment of an Option Agreement if the failure to amend would cause the Option Agreement to fail to satisfy the requirements of Rule 16b-3 or Section 162(m)(4)(C) of the Code (relating to performance-based compensation).

19. EFFECTIVE DATE AND DURATION OF THE PLAN.

    a. Effective Date. The Plan shall become effective when adopted by the Board of Directors and approved by the shareholders, provided that Options may be granted to employees after approval of the Plan by the Board of Directors and prior to shareholder approval, subject to the requirement that shareholder approval of the Plan be obtained within one year of approval by the Board. If such shareholder approval is not obtained within one year, all Options granted hereunder shall be null and void. Amendments requiring shareholder approval shall become effective when adopted by the Board of Directors and approved by the shareholders. Amendments to the Plan not requiring shareholder approval shall become effective as of the date they are made effective by the Board of Directors.

    b. Duration. Unless sooner terminated in accordance with Section 18, the Plan shall terminate upon the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan.

8888

          THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              YURIE SYSTEMS, INC.

        PROXY FOR 1997 ANNUAL MEETING OF STOCKHOLDERS -- JUNE 26, 1997

      The undersigned stockholder of Yurie Systems, Inc. (the "Company") hereby revokes all previous proxies and appoints John J. McDonnell and Catherine
      A. Graham or either of them, with full power of substitution, Proxies and Attorneys-in-Fact, on behalf of and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at the 1997 Annual Meeting of Stockholders of the Company to be held at 10:30 a.m. on June 26, 1997, at the executive offices of Yurie Systems, Inc., located at 8301 Professional Place, Landover, Maryland 20785 or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

                 (Continued and to be signed on reverse side)

                        Please date, sign and mail your
                     proxy card back as soon as possible!


                        Annual Meeting of Stockholders
                              YURIE SYSTEMS, INC.


                                 June 26, 1997




                                             Please Detach and Mail in the Envelope Provided

      Please mark your                                                                                                    +
A [x] votes as indicated                                                                                                  +
      in this example.                                                                                                     + + +

                             The Board of Directors recommends a vote FOR the nominees and FOR proposals 2 and 3.
               FOR  WITHHELD                                                                                     FOR AGAINST ABSTAIN
1 Election of  [_]    [_]    Nominees:  Jeong H. Kim                    2.  Approval of Independent Accountants. [_]    [_]    [_]
  Directors.                            Herbert Rabin

FOR, except vote withheld from the following                            3.  Approval of the Company's Amended and [_]    [_]    [_]
nominee(s):                                                                 Restated Stock Option Plan.

-------------------------------------------


                                                                                                                      Change of
                                                                                                                Address/comments [_]
                                                                                                                on reverse side

                                                                                                         I plan        I do not
                                                                                                      to attend [_]        plan [_]
                                                                                                    the meeting       to attend
                                                                                                                    the meeting


SIGNATURE(S)                                                                                                   DATE
            --------------------------------------------------------------------------------------------------     ----------------
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.